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                                                                    EXHIBIT 99.1

[PSYCHIATRIC SOLUTIONS, INC. LOGO]

CONTACT:
Brent Turner
Vice President, Treasurer and
Investor Relations
(615) 312-5700

         PSYCHIATRIC SOLUTIONS ADDS OVER 300 INPATIENT PSYCHIATRIC BEDS
                       THROUGH PURCHASE OF TWO FACILITIES

 ALSO REPORTS ACQUISITION OF A 50-BED INPATIENT PSYCHIATRIC FACILITY IN JANUARY

FRANKLIN, Tenn. (March 2, 2004) - Psychiatric Solutions, Inc. ("PSI") (Nasdaq:
PSYS) today announced that it has completed an asset purchase transaction with Brentwood Behavioral Health ("Brentwood") to acquire two inpatient psychiatric facilities that produced combined revenue of approximately $30 million for 2003. One of the facilities is in Shreveport, Louisiana, and is licensed for 200 beds, although only 125 beds are currently in operation. The other facility is located in Jackson, Mississippi, and is licensed for, and operates, 111 beds. In addition, PSI acquired Brentwood's contracts to manage three psychiatric inpatient units in facilities owned by others. The purchase price consists of $28 million cash paid at closing and an earn-out of up to $5 million contingent upon Brentwood's financial results for 2004. PSI expects this transaction to be accretive to its financial results.

         Joey Jacobs, PSI's Chairman, President and Chief Executive Officer, commented, "This acquisition provides further evidence of the fragmented nature of the inpatient psychiatric business in the United States and the continuing opportunities we have to acquire high quality operations. Brentwood's facilities fit very well with our acquisition profile because they are leaders in their markets and have significant organic growth potential. In addition, we are gaining skilled and experienced professional staffs at each facility that will contribute to the ease with which we integrate these facilities into our existing operations.

         "Although we expect PSI's primary long-term growth vehicle will be organic growth, we continue to target the acquisition of four to six facilities per year. With today's announcement, we have now acquired four facilities since the end of October 2003. We had previously announced the acquisition of Alliance Health Center, a 109-bed facility in Meridian, Mississippi, in November. We also closed on the purchase of the Calvary Center, a 50-bed facility in Phoenix, Arizona, in late January. Our ability to continue implementing our strategy is supported by our December equity offering and our new $50 million credit facility. With the acquisition of 26 facilities in approximately two and a half years, we have also demonstrated our ability to structure, complete and integrate these transactions successfully."

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PSYS Adds Over 300 Beds
Page 2
March 2, 2004

         This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional facilities on favorable terms; (2) the ability of PSI to improve the operations of acquired facilities; (3) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities; (4) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; (5) risks inherent to the healthcare industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state healthcare programs or managed care companies and exposure to claims and legal actions by patients and others; and
(6) potential difficulties in integrating the operations of PSI with recently acquired operations, including the operations of Brentwood. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission, including the factors listed in Amendment No. 2 to its Registration Statement on Form S-2 filed on December 18, 2003, under the caption "Risk Factors." PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

         Psychiatric Solutions, Inc. offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its operation of 26 owned or leased freestanding psychiatric inpatient facilities with more than 3,200 beds. The Company also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within general acute care hospitals owned by others.

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